NEWS FOR IMMEDIATE RELEASE

Exhibit 99.1

PURSUIT Reports Record SECOND quarter 2026 Results and UPDATES full year guidance WHILE ADVANCING LONG-TERM GROWTH INITIATIVES

DENVER, August 5, 2026 -- Pursuit Attractions and Hospitality, Inc. (“Pursuit”) (NYSE: PRSU) today reported record second quarter 2026 results and increased full year guidance to reflect the acquisition of Eagle Wing Tours, incremental contributions from Flyover prior to the recently completed sale, and updated exchange rate assumptions.

“We delivered meaningful financial growth during the second quarter while continuing to execute at a high level operationally and strategically,” said David Barry, Pursuit president and chief executive officer. “By delivering exceptional guest experiences and driving disciplined growth across geographies, we achieved a 14% year-over-year increase in second quarter revenue.”

Barry continued, “Tabacón is a terrific acquisition and continues to deliver stronger year-over-year results, highlighting the value of investing in experiential assets in iconic destinations. Our recent acquisition of Eagle Wing Tours further strengthens our portfolio and reflects our approach to disciplined capital deployment. With strong advance bookings heading into our peak season, we are confident in our growth outlook for the balance of the year and are increasing our full year guidance to reflect incremental contributions from the Eagle Wing Tours acquisition and from Flyover prior to the recently completed sale of that business.”

Key Highlights

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Delivered 14% revenue growth in record second quarter
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Tabacón’s strong performance reinforces Pursuit’s acquisition strategy; breaking ground on Tabacón’s first growth project, the construction of three new premium villas to meet the continued strong demand for elevated guest experiences
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Relentless focus on guest experience continues to drive same-store growth
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Expanded into Vancouver Island market with Eagle Wing Tours attraction acquisition
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Increased full year Adjusted EBITDA guidance by $5 million
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Completed disposition of non-core Flyover business, enhancing capacity for further growth investments
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Advanced transformational organic growth projects across the portfolio

Second Quarter 2026 Financial Performance

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Pursuit delivered record second quarter revenue of $133.5 million for 2026, representing an increase of 14.3% year-over-year. This growth primarily reflected strong contributions from Tabacón (July 2025 acquisition) and continued growth across existing geographies.
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On a same-store basis, RevPAR grew 10% and effective ticket prices grew 6% year-over-year, reflecting the strength of Pursuit’s guest experience.
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The second quarter 2025 experienced near ideal weather conditions, which enabled exceptionally strong revenue growth and attraction visitation versus 2024. In contrast, 2026 second quarter attraction visitation was negatively impacted by a higher portion of poor weather days, while increased lodging occupancy reflects continued strong demand for Pursuit’s iconic location experiences.

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Net income attributable to Pursuit was $15.2 million for the second quarter 2026, up from $5.6 million in the second quarter 2025.
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Adjusted net income* was $14.0 million ($0.50 per share) for the second quarter 2026, up from $10.1 million ($0.36 per share) for the second quarter 2025. The year-over-year improvement primarily reflects higher Adjusted EBITDA*.
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Adjusted EBITDA* was $32.7 million for the second quarter 2026. The $3.0 million year-over-year improvement from second quarter 2025 Adjusted EBITDA* was primarily driven by flowthrough of higher revenue.

* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

In addition to the commentary above, further information regarding Pursuit's financial results, trends, and outlook are available in a supplemental earnings presentation, which can be accessed on the "Investors" section of the company's website, and in the financial tables accompanying this press release.

June 30, 2026 Balance Sheet and Liquidity Highlights

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Total liquidity was $160.9 million at June 30, 2026, comprising cash and cash equivalents of $36.7 million** and $124.2 million of capacity available on the company’s $300 million revolving credit facility.
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Total debt was $250.7 million** and Pursuit’s net leverage ratio was 1.5x at June 30, 2026, below the company’s target range of 2.0x to 3.5x.
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On a pro forma basis for the sale of Flyover and acquisition of Eagle Wing Tours, the company’s net leverage ratio was approximately 1x and liquidity was approximately $220 million at June 30, 2026.
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Pursuit repurchased $7.5 million of common stock during the second quarter, and $43 million in aggregate at an average price of $35.72 per share. The company has $57 million remaining under its $100 million share repurchase authorization.

** Cash and debt amounts shown here are inclusive of Flyover cash and debt balances of $2.8 million and $13.4 million, respectively, which have been classified as held for sale on our balance sheet.

Eagle Wing Tours Acquisition

On July 14, 2026, Pursuit acquired Eagle Wing Tours, a market-leading whale watching and marine wildlife experience in Victoria, British Columbia, for C$23.9 million (inclusive of approximately C$1.5 million of cash acquired), representing an effective Adjusted EBITDA multiple of approximately 6.5x. The acquisition expands the company's presence into Vancouver Island, one of Canada's most iconic and resilient tourism destinations, while adding a differentiated, experience-driven attraction that welcomes approximately 50,000 guests annually. Recognized for its exceptional guest experience, marine wildlife interpretation, and commitment to responsible tourism, Eagle Wing is well positioned to benefit from Pursuit's marketing, commercial, and operational capabilities over time. Additionally, Pursuit expects to unlock incremental growth investments and expanded regional presence to drive long-term value creation.

Flyover Divestiture

On July 31, 2026, Pursuit completed the previously announced sale of its non-core Flyover Attractions business to Brogent Technologies Inc. for $75 million, representing an implied multiple of approximately 14.5x Flyover’s 2025 Adjusted EBITDA contribution. This divestiture further sharpens Pursuit’s strategic focus on its core portfolio of iconic sightseeing attractions and destination-anchored hospitality in the world’s most compelling destinations. The proceeds will be used to reduce revolver debt and reinvest into high-return organic growth projects and strategic acquisitions aligned with Pursuit’s core strategy.

2026 Outlook

“We are increasing our full year revenue and Adjusted EBITDA guidance based on incremental contributions from the Eagle Wing Tours acquisition and from Flyover prior to the recently completed sale of that business, partially offset by an unfavorable change in exchange rate assumptions. Outside of these adjustments, our full year outlook for strong underlying business performance remains unchanged, and our continued positive indicators of consumer demand across our experiences and destinations for the upcoming peak summer season give us confidence in our ability to deliver,” said Barry.

The company’s guidance is below.

(in millions)	Full Year 2026 Guidance	Full Year 2025 Actual
Revenue	$485 at the mid-point $460 excluding Flyover	$452.4 $413.8 excluding Flyover
Adjusted EBITDA*	$128 to $138 $121 to $131 excluding Flyover	$117.1 $111.9 excluding Flyover
Maintenance Capex	$31 to $36 (~7% of Revenue at the mid-point)	$33.4
Growth Capex	$70 to $80	$41.6
Total Capex	$103 to $114	$75.0

Adjusted EBITDA guidance of $128 million to $138 million represents an increase of $5 million relative to prior guidance, including approximately $6 million from incremental Flyover contribution prior to the sale of that business, approximately $1 million to $2 million from the Eagle Wing Tours acquisition, and approximately negative $2 million from revised exchange rate assumptions. Relative to 2025, this represents growth of approximately 14% at the mid-point.

Pursuit’s guidance is based on certain assumptions, including (1) organic growth from continued guest experience improvements, demand for authentic experiential travel in iconic places, and focus on revenue and cost management, (2) approximately $8 million to $9 million of incremental Adjusted EBITDA from the Tabacón acquisition completed on July 1, 2025, (3) approximately $1 million to $2 million of incremental Adjusted EBITDA from the Eagle Wing Tours acquisition completed on July 14, 2026, (4) approximately $7 million of Adjusted EBITDA contribution from Flyover (sale closed on July 31, 2026), (5) minimal impact from multi-year growth capital expenditures in 2026, and (6) an exchange rate of $0.71 between the Canadian Dollar and the U.S. Dollar for Pursuit’s operations in Canada.

*Pursuit has not quantitatively reconciled its guidance for Adjusted EBITDA to the company’s most comparable GAAP financial measure because certain reconciling items that impact this metric, including provision for income taxes, interest expense, restructuring or impairment charges, transaction-related costs, and start-up costs have not occurred, are out of the company’s control, or cannot be reasonably predicted. Accordingly, reconciliations to the nearest GAAP financial measure are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact Pursuit’s results as reported under GAAP.

Organic Growth Capital Investments

During 2026, Pursuit expects to invest approximately $70 million to $80 million in organic growth capital expenditures, as it moves forward with major planned investments that have a total commitment of approximately $200 million. These projects are part of the company’s Vision 2030 strategy to deploy more than $300 million into high-returning organic growth investments in well-instrumented existing businesses that enhance the guest experience. The company expects to achieve an effective Adjusted EBITDA multiple of less than 7x from these investments by 2030.

Select Attraction Growth Investments* Include:

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Jasper SkyTram (Jasper National Park) - Elevating the arrival-to-summit guest experience and strengthening must-do position in Jasper National Park.

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Banff Gondola (Banff National Park) - Elevating the guest experience at this iconic Banff attraction, including the recent expansion of its top-rated Sky Bistro summit dining experience.
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Denali Backcountry Adventure Relaunch (Denali National Park) - Reintroducing a premium, high margin wildlife safari experience deep in Denali National Park when road access reopens in 2027.
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Banff Jasper Lake Cruise Capacity Expansion (Banff and Jasper National Parks) – Addition of a new 56-passenger boat at Maligne Lake with redeployment of existing 38-passenger boat to Lake Minnewanka to meet demand at these popular attractions in Jasper and Banff National Parks.

Select Hospitality Growth Investments* to Add Capacity Include:

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Tabacón Villas (Costa Rica) – Addition of three premium villas on existing acreage to meet year-round demand from luxury and multi-family travelers in the Arenal region.
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St. Mary WildScapes Cabin Addition (St. Mary, Montana) – Planned investments to add 41 new premium cabins and a wellness sauna on a mountain bluff that pairs iconic views overlooking the renowned Glacier National Park with thoughtful, place-rooted comfort to meet demand for elevated stays near the park.

Select Hospitality Growth Investments* to Reposition and Elevate Guest Experience Include:

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Forest Park Hotel Woodland Wing (Jasper National Park) - Phased renovation to capture higher-end and year-round demand in Jasper National Park, with the first phase of rooms completed in 2025 driving a 22% ADR lift and the final phase of rooms completed in 2026 ahead of the peak summer season.
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Grouse Mountain Lodge (Whitefish, Montana) - Phased renovation to elevate and reposition the property to capture higher-end and year-round demand near Glacier National Park with the first phase of room renovations completed ahead of 2026 peak summer season and a new 300-person event center opening August 15 to expand capture of meetings and wedding business.
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Lobstick Lodge (Jasper National Park) - Planned investments to improve and reposition the year-round lodge in Jasper to capitalize on high market demand from both consumer and tour and travel segments.
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Pyramid Lake Lodge Upgrades (Jasper National Park) – Phased investments to elevate the overall guest experience at this year-round lakeside property in Jasper National Park, including outdoor hot tubs, sauna and gathering spaces overlooking Pyramid Lake.

*Subject to approvals.

Conference Call Details

Management will host a conference call to review second quarter 2026 results on Wednesday, August 5, 2026, at 5 p.m. (Eastern Time).

A live audio webcast of the call will be available in listen-only mode through the "Events & Presentations" section of Pursuit’s investor website, where the company will also post its earnings press release and a supplemental earnings presentation prior to the call. Management will refer to this presentation during the call.

The live call can also be accessed by dialing (888) 500-3691 or (646) 307-1951 and entering the access code 71058. To avoid wait time and bypass speaking with an operator to join the call, participants can pre-register using the following registration link: https://registrations.events/direct/Q4I71058VIPKaLDJvn2J0t08E. After registering, a calendar invitation will be sent that includes dial-in information as well as unique codes for entry into the live call. The company recommends that you register in advance to ensure access for the full call.

A replay of the webcast will be available on Pursuit’s website shortly after the conference call.

About Pursuit

Pursuit Attractions and Hospitality, Inc. (NYSE: PRSU) is an attractions and hospitality company that owns and operates a collection of inspiring and unforgettable experiences in iconic destinations in the United States, Canada, Iceland, and Costa Rica. Pursuit’s elevated hospitality experiences include world-class point-of-interest attractions and distinctive lodges, along with integrated restaurants, retail and transportation that enable visitors to discover and connect with stunning national parks and renowned global travel locations.

For more information, visit pursuit.com.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “can,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include those that address activities, events or developments that Pursuit or its management believes or anticipates may occur in the future, including all statements regarding the company’s expectations concerning the travel industry and the markets in which Pursuit operates; management’s expectations concerning future financial performance, including its 2026 and long-term outlook and the related underlying assumptions; its growth plans and strategies, including with respect to investments, growth capital expenditures and acquisitions; its ability to opportunistically return capital to shareholders through share repurchases and other statements that are not historical fact. These forward-looking statements are subject to a host of risks and uncertainties, many of which are beyond the company’s control, which could cause actual results to differ materially from those in the forward-looking statements. Important factors that could cause actual results to differ materially from those described in Pursuit’s forward-looking statements include, but are not limited to, the following:

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general economic and geopolitical uncertainty in key global markets and a worsening of global economic conditions;
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the seasonality of Pursuit’s businesses;
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the competitive nature of the industries in which Pursuit operates;
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travel industry disruptions;
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changes in consumer tastes and preferences for recreational activities;
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natural disasters, weather conditions, and other catastrophic events;
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accidents and adverse incidents at Pursuit’s hotels and attractions;
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the sufficiency and cost of insurance coverage;
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the impact of the company’s borrowings, including its revolving credit facility, on its operational and financial flexibility;
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risks of new capital projects not being commercially successful;
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the company’s ability to fund capital expenditures, or its ability to deploy capital in line with its strategic objectives;
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the company’s ability to successfully integrate and achieve anticipated benefits from acquisitions;
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unknown or contingent liabilities from acquisitions;
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failure to adapt to technological developments or industry trends;
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the company’s inability to realize the strategic, financial and operational benefits from the sale of Flyover;
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potential increases in operating expenses;
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conducting business globally, including the impact of regulatory regimes in geographies where Pursuit operates or may expand;

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Pursuit’s exposure to currency exchange rate fluctuations;
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liabilities relating to prior and discontinued operations;
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the importance of key personnel to Pursuit’s business;
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the impact of labor shortages;
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Pursuit’s exposure to cybersecurity attacks and threats, including the impact of fraud;
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compliance with laws governing the storage, collection, handling, and transfer of personal data and the company’s exposure to legal claims and fines for data breaches or improper handling of such data;
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compliance with foreign data privacy laws that apply to the company’s activities;
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Pursuit’s exposure to litigation in the ordinary course of business;
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changes in federal, state, local or foreign tax laws;
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the company’s ability to comply with extensive environmental requirements;
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risks related to ownership of Pursuit’s common stock; and
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other risks and uncertainties included under Part I, Item 1A of Pursuit’s most recent annual report Form 10-K.

For a more complete discussion of the risks and uncertainties that may affect the company’s business or financial results, please see Item 1A, “Risk Factors,” of Pursuit’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as well as any future reports the company may file with the SEC. The company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

Availability of Information on Pursuit Website

Pursuit routinely uses its investor relations website (investors.pursuit.com) to post presentations to investors and other important information, including information that may be material. Accordingly, Pursuit encourages investors and others interested in Pursuit to review the information it makes public on its investor relations website.

Contact

Carrie Long or Michelle Porhola

Investor Relations Contacts

IR@pursuit.com

(602) 207-2681

Jessica Harcombe Fleming

Media Contact

Communications@pursuit.com

(403) 498-8420

PURSUIT ATTRACTIONS AND HOSPITALITY, INC. ("PURSUIT")

TABLE ONE - QUARTERLY RESULTS (UNAUDITED)

	Three months ended June 30,				Six months ended June 30,
(in thousands, except per share data)	2026	2025	$ Change	% Change	2026	2025	$ Change	% Change
Revenue:
Ticket, rooms, transportation, and other services revenue	102,211	88,063	14,148	16.1%	143,440	117,797	25,643	21.8%
Food, beverage, and retail products revenue	31,282	28,680	2,602	9.1%	41,695	36,525	5,170	14.2%
Total revenue	$133,493	$116,743	$16,750	14.3%	$185,135	$154,322	$30,813	20.0%

Cost of food, beverage, and retail products sold	(9,587)	(8,871)	(716)	(8.1%)	(12,575)	(11,156)	(1,419)	(12.7%)
Operating expenses (exclusive of depreciation and amortization shown separately below) (Note A)	(71,374)	(58,669)	(12,705)	(21.7%)	(113,586)	(93,575)	(20,011)	(21.4%)
Selling, general, and administrative expenses (Note B)	(20,788)	(19,623)	(1,165)	(5.9%)	(40,001)	(40,309)	308	0.8%
Depreciation and amortization	(9,650)	(11,073)	1,423	12.9%	(19,326)	(22,041)	2,715	12.3%
Interest expense, net	(3,172)	(1,928)	(1,244)	(64.5%)	(5,827)	(3,392)	(2,435)	(71.8%)
Other income (expense), net (Note C)	2,728	(5,962)	8,690	**	1,894	(6,319)	8,213	**
Income (loss) from continuing operations before income taxes	21,650	10,617	11,033	**	(4,286)	(22,470)	18,184	80.9%
Income tax expense (Note D)	(4,208)	(3,021)	(1,187)	(39.3%)	(2,989)	(1,155)	(1,834)	**
Income (loss) from continuing operations	17,442	7,596	9,846	**	(7,275)	(23,625)	16,350	69.2%
Income (loss) from discontinued operations, net of tax	(318)	1,135	(1,453)	**	(339)	1,004	(1,343)	**
Net income (loss)	17,124	8,731	8,393	96.1%	(7,614)	(22,621)	15,007	66.3%
Net income attributable to non-redeemable noncontrolling interest	(1,952)	(3,085)	1,133	36.7%	(2,152)	(2,869)	717	25.0%
Net income (loss) attributable to Pursuit	$15,172	$5,646	$9,526	**	$(9,766)	$(25,490)	$15,724	61.7%

Amounts Attributable to Pursuit:
Net income (loss) from continuing operations attributable to Pursuit	$15,490	$4,511	$10,979	**	$(9,427)	$(26,494)	$17,067	64.4%
Income (loss) from discontinued operations, net of tax	(318)	1,135	(1,453)	**	(339)	1,004	(1,343)	**
Net income (loss) attributable to Pursuit	$15,172	$5,646	$9,526	**	$(9,766)	$(25,490)	$15,724	61.7%

Net income (loss) attributable to Pursuit per common share
Basic income (loss) per common share	$0.55	$0.20	$0.35	**	$(0.35)	$(0.90)	$0.55	61.1%
Diluted income (loss) per common share	$0.54	$0.20	$0.34	**	$(0.35)	$(0.90)	$0.55	61.1%

Basic and diluted weighted-average common shares outstanding (Note E):
Basic weighted-average outstanding common shares	27,702	28,256	(554)	(2.0%)	27,779	28,184	(405)	(1.4%)
Additional dilutive shares related to share-based compensation	276	136	140	**	-	-	-	-
Diluted weighted-average outstanding common shares	27,978	28,392	(414)	(1.5%)	27,779	28,184	(405)	(1.4%)

** Change is greater than +/- 100 percent

(A) Operating expenses (exclusive of depreciation and amortization) – The increase in operating expenses for the three months ended June 30, 2026, compared to the prior year period was primarily due to the periodic remeasurement of the Sky Lagoon finance lease obligation, which resulted in an unrealized foreign exchange gain of $3.9 million in the second quarter of 2025 compared to an unrealized foreign exchange loss of $0.5 million in the second quarter of 2026. The increase was also due to incremental expenses from Tabacón of $3.2 million and increases in variable costs associated with increased transaction volumes and revenue, including increases of $2.1 million in operating supplies and services, $1.9 million in labor expense, and other inflationary cost increases.

The increase in operating expenses for the six months ended June 30, 2026, compared to the prior year period was primarily due to the periodic remeasurement of the Sky Lagoon finance lease obligation, which resulted in an unrealized foreign exchange gain of $6.1 million in 2025 compared to an unrealized foreign exchange loss of $0.2 million in 2026. The increase was also due to incremental expenses from Tabacón of $4.5 million and increases in variable costs associated with increased transaction volumes and revenue, including increases of $3.4 million in labor expense, $2.3 million in operating supplies and services, and other inflationary cost increases.

The three and six months ended June 30, 2025, include a reclassification of expense of $3.9 million and $7.4 million, respectively, from operating expenses (exclusive of depreciation and amortization) to selling, general, and administrative expenses to comparably conform to the Company’s current presentation of costs and expenses.

(B) Selling, general, and administrative expenses – The three and six months ended June 30, 2025, include a reclassification of expense of $3.9 million and $7.4 million, respectively, from operating expenses (exclusive of depreciation and amortization) to selling, general, and administrative expenses to comparably conform to the Company’s current presentation of costs and expenses.

(C) Other income (expense), net - The increases in other income for the three and six months ended June 30, 2026, compared to the prior year periods were primarily due to a $5.4 million settlement charge in the prior year periods associated with the termination of the Giltspur Inc. Employees’ Pension Plan, which was reclassified from accumulated other comprehensive loss, and a $4.6 million gain recorded during the three and six months ended June 30, 2026 related to business interruption insurance proceeds received in connection to the 2024 Jasper wildfires. These increases were partially offset by an approximate $3.1 million impairment of the Flyover Attractions Disposal Group (the total assets and liabilities combined with the related accumulated other comprehensive loss of the Flyover Attractions) during the three and six months ended June 30, 2026.

(D) Income tax expense – The effective tax rate was 19.4% for the three months ended June 30, 2026, compared to 28.5% for the three months ended June 30, 2025, and negative 69.7% for the six months ended June 30, 2026, compared to negative 5.1% for the six months ended June 30, 2025. The decreases in the effective rate for the three and six months ended June 30, 2026, compared to the prior year periods were primarily attributable to improved U.S. operating results and the inclusion of Tabacón’s operating results in 2026.

(E) Basic and diluted weighted-average common shares outstanding - For periods with a net loss from continuing operations attributable to Pursuit, weighted-average potential common shares for outstanding share-based compensation awards were excluded from the calculation of diluted weighted-average outstanding common shares because their inclusion would have been anti-dilutive.

PURSUIT ATTRACTIONS AND HOSPITALITY, INC. ("PURSUIT")

TABLE TWO - NON-GAAP FINANCIAL MEASURES (UNAUDITED)

IMPORTANT DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES

This document includes the presentation of "Adjusted Net Income (Loss)", “Adjusted EPS”, "Adjusted EBITDA", and “Adjusted EBITDA Margin”, which are supplemental to results presented under accounting principles generally accepted in the United States of America (“GAAP”) and may not be comparable to similarly titled measures presented by other companies. These non-GAAP measures are utilized by management to facilitate period-to-period comparisons and analysis of Pursuit’s operating performance and should be considered in addition to, but not as substitutes for, other similar measures reported in accordance with GAAP. The use of these non-GAAP financial measures is limited, compared to the most comparable GAAP measures, because they do not consider a variety of items affecting Pursuit’s consolidated financial performance as reconciled below. Because these non-GAAP measures do not consider all items affecting Pursuit’s consolidated financial performance, a user of Pursuit’s financial information should consider net income (loss) attributable to Pursuit as an important measure of financial performance because it provides a more complete measure of the Company’s performance.

Adjusted Net Income (Loss), Adjusted EPS, Adjusted EBITDA, and Adjusted EBITDA Margin are considered useful operating metrics, in addition to net income (loss) attributable to Pursuit, as potential variations arising from non-operational expenses/income are eliminated, thus resulting in additional measures considered to be indicative of Pursuit’s performance. Management believes that the presentation of Adjusted Net Income (Loss), Adjusted EPS, Adjusted EBITDA, and Adjusted EBITDA Margin provides useful information to investors regarding Pursuit’s results of operations for trending, analyzing, and benchmarking the performance and value of Pursuit’s business.

	Three months ended June 30,				Six months ended June 30,
(in thousands, except per share data)	2026	2025	$ Change	% Change	2026	2025	$ Change	% Change
Adjusted net income (loss):
Net income (loss) attributable to Pursuit	$15,172	$5,646	$9,526	**	$(9,766)	$(25,490)	$15,724	61.7%
(Income) loss from discontinued operations, net of tax	318	(1,135)	1,453	**	339	(1,004)	1,343	**
Net income (loss) from continuing operations attributable to Pursuit	15,490	4,511	10,979	**	(9,427)	(26,494)	17,067	64.4%
Restructuring charges (recoveries), pre-tax	(15)	259	(274)	**	(3)	297	(300)	**
Impairment charges, pre-tax	3,115	-	3,115	**	3,115	-	3,115	**
Transaction-related costs and other non-recurring items, pre-tax (Note A)	1,238	4,009	(2,771)	(69.1%)	1,710	9,011	(7,301)	(81.0%)
FX remeasurement associated with debt and debt-like obligations, pre-tax (Note B)	(260)	(3,881)	3,621	93.3%	(2,849)	(6,062)	3,213	53.0%
Legacy pension and other postretirement benefit plans terminations, pre-tax (Note C)	(478)	5,393	(5,871)	**	(478)	5,393	(5,871)	**
Business interruption gain, pre-tax (Note D)	(4,566)	-	(4,566)	**	(4,566)	-	(4,566)	**
Tax expense (benefit) on above items	(363)	(1,883)	1,520	80.7%	344	(1,700)	2,044	**
Portion of above amounts attributable to non-controlling interests	(161)	1,704	(1,865)	**	(14)	2,773	(2,787)	**
Adjusted net income (loss)	$14,000	$10,112	$3,888	38.4%	$(12,168)	$(16,782)	$4,614	27.5%

Adjusted EPS:
Diluted adjusted net income (loss) attributable to Pursuit common shareholders (as reconciled above)	$14,000	$10,112	$3,888	38.4%	$(12,168)	$(16,782)	$4,614	27.5%
Diluted weighted-average outstanding common shares	27,978	28,392	(414)	(1.5%)	27,779	28,184	(405)	(1.4%)
Adjusted EPS	$0.50	$0.36	$0.14	38.9%	$(0.44)	$(0.60)	$0.16	26.7%

** Change is greater than +/- 100 percent

(A) Transaction-related costs and other non-recurring items, pre-tax include amounts related to acquisition, divestiture, and other corporate development activities, including amounts for integration, separation, diligence, feasibility, legal, and other non-recurring items.

(B) FX remeasurement associated with debt and debt-like obligations, pre-tax represents the non-cash foreign exchange gain included within operating expenses related to the periodic remeasurement of the Sky Lagoon and Tabacón debt and debt-like obligations.

(C) The 2025 legacy pension and other postretirement benefit plans terminations, pre tax amount represents a largely non-cash $5.4 million settlement charge associated with the termination of the legacy Giltspur Inc. Employees’ Pension Plan, which was reclassified from accumulated other comprehensive loss (“AOCL”), in Q2'25.

(D) The business interruption gain, pre tax amount represents a $4.6 million gain from business interruption insurance proceeds received in Q2’26 related to lost profits in 2024 from the Jasper wildfire.

PURSUIT ATTRACTIONS AND HOSPITALITY, INC. ("PURSUIT")

TABLE TWO - NON-GAAP FINANCIAL MEASURES CONTINUED (UNAUDITED)

	Three months ended June 30,				Six months ended June 30,
($ in thousands)	2026	2025	$ Change	% Change	2026	2025	$ Change	% Change
Revenue	$133,493	$116,743	$16,750	14.3%	$185,135	$154,322	$30,813	20.0%

Net income (loss) attributable to Pursuit	$15,172	$5,646	$9,526	**	$(9,766)	$(25,490)	$15,724	61.7%
Net income attributable to non-redeemable noncontrolling interest	1,952	3,085	(1,133)	(36.7%)	2,152	2,869	(717)	(25.0%)
(Income) loss from discontinued operations, net of tax	318	(1,135)	1,453	**	339	(1,004)	1,343	**
Interest expense, net	3,172	1,928	1,244	64.5%	5,827	3,392	2,435	71.8%
Income tax expense	4,208	3,021	1,187	39.3%	2,989	1,155	1,834	**
Depreciation and amortization	9,650	11,073	(1,423)	(12.9%)	19,326	22,041	(2,715)	(12.3%)
Other (income) expense, net (A)	(2,728)	5,962	(8,690)	**	(1,894)	6,319	(8,213)	**
Transaction-related costs and other non-recurring items (B)	1,238	4,009	(2,771)	(69.1%)	1,710	9,011	(7,301)	(81.0%)
FX remeasurement associated with debt and debt-like obligations (C)	(260)	(3,881)	3,621	93.3%	(2,849)	(6,062)	3,213	53.0%
Adjusted EBITDA	$32,722	$29,708	$3,014	10.1%	$17,834	$12,231	$5,603	45.8%
Adjusted EBITDA attributable to noncontrolling interest	(4,096)	(4,396)	300	6.8%	(5,699)	(5,346)	(353)	(6.6%)
Adjusted EBITDA attributable to Pursuit	$28,626	$25,312	$3,314	13.1%	$12,135	$6,885	$5,250	76.3%
Adjusted EBITDA Margin	24.5%	25.4%		-0.9 pts	9.6%	7.9%		1.7 pts

** Change is greater than +/- 100 percent

	2025
($ in thousands)	Q1	Q2	Q3	Q4	FY
Revenue	$37,579	$116,743	$241,022	$57,073	$452,417

Net income (loss) attributable to Pursuit	$(31,136)	$5,646	$73,853	$(25,695)	$22,668
Net income (loss) attributable to noncontrolling interest	(216)	3,085	11,248	(476)	13,641
(Income) loss from discontinued operations, net of tax	131	(1,135)	2,882	330	2,208
Interest expense, net	1,464	1,928	2,835	2,596	8,823
Income tax expense (benefit)	(1,866)	3,021	17,771	(2,424)	16,502
Depreciation and amortization	10,968	11,073	12,042	11,987	46,070
Other (income) expense, net (A)	357	5,962	(3,455)	(1,202)	1,662
Transaction-related costs and other non-recurring items (B)	5,002	4,009	(82)	1,551	10,480
FX remeasurement associated with debt and debt-like obligations (C)	(2,181)	(3,881)	261	892	(4,909)
Adjusted EBITDA	$(17,477)	$29,708	$117,355	$(12,441)	$117,145
Adjusted EBITDA Margin	(46.5%)	25.4%	48.7%	(21.8%)	25.9%

(A) 2026 includes a $4.6 million gain from business interruption insurance proceeds received in Q2’26 related to lost profits in 2024 from the Jasper wildfire and a $3.1 million impairment charge on the Company's held for sale disposal group for the Flyover attractions recorded in Q2’26. 2025 includes a largely non-cash $5.4 million settlement charge associated with the termination of the legacy Giltspur Inc. Employees’ Pension Plan, which was reclassified from AOCL, in Q2'25 and a $4.2 million gain from business interruption insurance proceeds received in Q3’25 related to lost profits in 2024 from the Jasper wildfire.

(B) Transaction-related costs and other non-recurring items, pre-tax include amounts related to acquisition, divestiture, and other corporate development activities, including amounts for integration, separation, diligence, feasibility, legal, and other non-recurring items.

(C) Represents the non-cash foreign exchange (gain)/loss included within operating expenses related to the periodic remeasurement of the Sky Lagoon and Tabacón debt and debt-like obligations.